As filed with the Securities and Exchange Commission on June 1, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAESARS ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

Caesars Entertainment Corporation 2012 Performance Incentive Plan
(Full title of the plan)

Scott E. Wiegand, Esq.
Senior Vice President, Deputy General Counsel and Corporate Secretary
Caesars Entertainment Corporation
One Caesars Palace Drive
Las Vegas, NV 89109
(702) 407-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act..

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	7,500,000 (2)	$7.25	$54,375,000	$5,475.56

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)
Caesars Entertainment Corporation is registering 7,500,000 additional shares of its common stock of (the “Common Stock”) underlying grants to be made under the Caesars Entertainment Corporation 2012 Performance Incentive Plan.

(3)
Pursuant to Rule 457(c) and (h) under the Securities Act, the registration fee is calculated based on the average of the high and low prices per share of the Common Stock reported on the Nasdaq Global Select Market as of May 27, 2016.

EXPLANATORY NOTE
Caesars Entertainment Corporation (the “Company”) is filing this Registration Statement to register 7,500,000 additional shares of its common stock, par value $0.01 per share, reserved for issuance under the Caesars Entertainment Corporation 2012 Performance Incentive Plan, as amended. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act.
The contents of the Company’s previously filed registration statements on Form S-8 relating to the 2012 Performance Incentive Plan (No. 333-182385 filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2012 and No. 333-204343 filed on May 20, 2015) are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by us are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 26, 2016 (Commission File No. 001-10410) (the “Annual Report”);

(b)
The description of the Common Stock set forth under the heading “Description of Registrant’s Securities to be Registered” contained in the Company’s Registration Statement on Form 8-A (File No. 001-10410) filed with the Commission pursuant to Section 12 of the Exchange Act on February 2, 2012; and

(c)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the Company’s Annual Report referred to in (a) above.
All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Company is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The bylaws of the Company indemnifies to the fullest extent of the law every director and officer against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation. In addition, all of the directors and executive officers have entered or intend to enter into separate contractual indemnity arrangements with the Company. These arrangements provide for indemnification and the advancement of expenses to these directors and executive officers in circumstances and subject to limitations substantially similar to those described above.
Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.
See the attached Exhibit Index, which is incorporated herein by reference.
Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers,” or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Caesars Entertainment Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of June 2016.
CAESARS ENTERTAINMENT CORPORATION

By:    /s/ Mark P. Frissora
    Mark P. Frissora
    Chief Executive Officer and President

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Eric Hession, Timothy R. Donovan and Scott E. Wiegand, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mark P. Frissora	Chief Executive	June 1, 2016
Mark P. Frissora	Officer, President and Director (Principal Executive Officer)

/s/ Eric Hession	Executive Vice President	June 1, 2016
Eric Hession	and Chief Financial Officer (Principal Financial Officer)

/s/ Keith A. Causey	Senior Vice President	June 1, 2016
Keith A. Causey	and Chief Accounting Officer (Principal Accounting Officer)

/s/ Jeffrey Benjamin	Director	June 1, 2016
Jeffrey Benjamin

/s/ David Bonderman	Director	June 1, 2016
David Bonderman

/s/ Kelvin Davis	Director	June 1, 2016
Kelvin Davis

/s/ Fred J. Kleisner	Director	June 1, 2016
Fred J. Kleisner

/s/ Gary W. Loveman	Director and Chairman of the Board	June 1, 2016
Gary W. Loveman

/s/ Eric Press	Director	June 1, 2016
Eric Press

/s/ Marc Rowan	Director	June 1, 2016
Marc Rowan

/s/ David B. Sambur	Director	June 1, 2016
David B. Sambur

/s/ Lynn C. Swann	Director	June 1, 2016
Lynn C. Swann

/s/ Christopher J. Williams	Director	June 1, 2016
Christopher J. Williams

EXHIBIT INDEX
Exhibit No.    Document Description

3.1
Second Amended and Restated Certificate of Incorporation of Caesars Entertainment Corporation (Filed as Exhibit 3.7 to the Company’s Form 10-K filed with the SEC on March 14, 2012 and incorporated herein by this reference).

3.2	Amended Bylaws of Caesars Entertainment Corporation (Filed as Exhibit 3.8 to the Company’s Form 10-K filed with the SEC on March 14, 2012 and incorporated herein by this reference).

4.1	Caesars Entertainment Corporation 2012 Performance Incentive Plan (Filed as Exhibit 10.89 to the Company’s Form S-1/A filed with the SEC on February 2, 2012 and incorporated herein by this reference).

4.2
Amendment No.1 to the Caesars Entertainment Corporation 2012 Performance Incentive Plan (Filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on July 25, 2012 and incorporated herein by this reference).

4.3
Amendment No.2 to the Caesars Entertainment Corporation 2012 Performance Incentive Plan (Filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on May 20, 2015 and incorporated herein by this reference).

4.4
Amendment No.3 to the Caesars Entertainment Corporation 2012 Performance Incentive Plan (Filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on May 20, 2016 and incorporated herein by this reference).

5.1*	Opinion of Counsel to the Company regarding the legality of the common stock.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Counsel to the Company (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”).

* Filed herewith.